Exhibit 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

As of 12/31/06

Legal Entity Name	State or Jurisdiction in Which Incorporated or Organized
Domestic Subsidiaries
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Texas Properties, LLC	Delaware
AMD Latin America Ltd.	Delaware
AMD Saxony LLC	Delaware
Coatue Corporation	Delaware
AMD US Finance, Inc. (12)	Delaware
AMD (US) Holdings, Inc.	Delaware
AMD Investments, Inc. (1)	Delaware
AMD FAB 36 LLC	Delaware
ATI Technologies (U.S.) Inc.	Delaware
ATI Research, Inc.	California
ATI Technologies Systems Corp.	California
ATI Research Silicon Valley Inc.	California

Foreign Subsidiaries
Advanced Micro Devices Belgium N.V.	Belgium
AMD South America LTDA (2)	Brazil
Advanced Micro Devices (Canada) Limited	Canada
1262986 Alberta ULC (13)	Canada
Advanced Micro Devices (China) Co. Ltd.	China
Advanced Micro Devices (Shanghai) Co. Ltd. (11)	China
AMD Technologies (China) Co. Ltd. (9)	China
AMD Technology Development (Beijing) Co. (10)	China
AMD International Trading (Shanghai) Co. Ltd.	China
Advanced Micro Devices S.A.S.	France
Advanced Micro Devices GmbH	Germany
AMD FAB 36 Limited Liability Company & Co. KG (3)	Germany
AMD FAB 36 Admin GmbH (4)	Germany
AMD FAB 36 Holding GmbH	Germany
AMD Saxony Limited Liability Company & Co. KG (5)	Germany
AMD Saxony Admin GmbH (6)	Germany
AMD Saxony Holding GmbH	Germany
AMD India Engineering Centre Private Limited	India
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Export Sdn. Bhd. (7)	Malaysia
AMD (Netherlands) B.V. (8)	Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
Advanced Micro Devices, AB	Sweden
Advanced Micro Devices (U.K.) Limited	United Kingdom
ATI Technologies U.L.C.	Alberta
ATI International U.L.C.	Alberta

Legal Entity Name	State or Jurisdiction in Which Incorporated or Organized
ATI Technologies Distribution U.L.C.	Alberta
ATI Technologies (Europe) GmbH	Germany
ATI Research GmbH	Germany
ATI International SRL (15)	Barbados
ATI Technologies (Hungary) Ltd.	Hungary
ATI Technologies India Private Limited	India
ATI Technologies (L) Inc.	Malaysia
ATI Technologies Ltd.	Malaysia
Amersham 1099 Limited (17)	Hong Kong
ATI Technologies (Japan) Inc.	Japan
ATI Technologies (Korea) Co. Ltd	Korea
ATI Technologies (H.K.) Ltd. (16)	Hong Kong
ATI Technologies Singapore Pte. Ltd.	Singapore
ATI Visual Technologies (Shanghai) Co. Ltd.	Shanghai
ATI Technologies (Europe) Limited	Ireland
ATI Technologies (Finland) Oy (14)	Finland
6296378 Canada Inc.	Canada

(1)	Subsidiary of AMD (US) Holdings, Inc.
(2)	Subsidiary of AMD International Sales & Service, Ltd.
(3)	Partnership in which AMD Fab 36 LLC is the general partner and AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH are the limited partners
(4)	Subsidiary of AMD Fab 36 Holding GmbH
(5)	Partnership in which AMD Saxony LLC is the general partner and AMD Saxony Holding GmbH and AMD Saxony Admin GmbH are the limited partners
(6)	Subsidiary of AMD Saxony Holding GmbH
(7)	Subsidiary of Advanced Micro Devices Sdn. Bhd.
(8)	Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(9)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.
(10)	51% owned by Advanced Micro Devices, Inc., 49% owned by AMD Technologies (China) Co. Ltd.
(11)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.
(12)	91.67% owned by AMD, Inc., 8.33% owned by AMD (US) Holdings, Inc.
(13)	Subsidiary of AMD US Finance, Inc.
(14)	96.2% owned by ATI Technologies ULC., 2.5% owned by Mikko Saari, 1.3% owned by Petri Norlund
(15)	99% owned by ATI Technologies ULC., 1% owned by ATI International ULC
(16)	95% owned by ATI International SRL., 5% owned by ATI International ULC
(17)	99.9% owned by ATI Technologies (L) Inc., 0.1% owned by ATI International ULC